KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044
(NASD: KONG)
FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT THE 35TH FLOOR, TENGDA PLAZA, NO. 168 XIZHIMENWAI STREET, BEIJING, CHINA ON TUESDAY, SEPTEMBER 6, 2005 AT 2 P.M.
I/WeNote 1
of
being the registered holder(s) of                                                                             shares of par value
US$0.0000005 eachNote 2 in the capital of KongZhong Corporation (the “Company”) HEREBY APPOINTS THE CHAIRMAN OF THE MEETING orNote 3
of                                                                                                                                  or failing him                                                                                       of                                                                                                                                                       to act as my/our proxy to attend, act and vote on my/our behalf at the Annual General Meeting of the Company to be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China on Tuesday, September 6, 2005 at 2 p.m. and at any adjournment thereof, as the case may be, for the purpose of considering and, if thought fit, passing the following resolutions set out in the Notice of 2005 Annual General Meeting of Shareholders.
Please indicate with a “☑” in the spaces provided how you wish your votes to be cast on a poll. If you wish to vote for the below resolutions, check the appropriate boxes marked “For”. If you wish to vote against the below resolutions, check the appropriate boxes marked “Against”. Should this form be returned duly signed but without a specific direction, the proxy will vote or abstain at his or her discretion.

Special Resolutions	For	Against
Proposal No. 1. To Allow for Shareholder Voting by a Show of Hands

IT WAS RESOLVED, as a Special Resolution, THAT:

Article 66 of the Articles of Association of the Company be and is hereby amended by the deletion of the words “the holder of each Share issued and

	Special Resolutions	For	Against
outstanding shall have one vote for each Share held by such holder” and the addition, after the words “Except as otherwise required by law or as set forth herein,” of the words “on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each Share held by such Member.”

Proposal No. 2. To Create a Staggered Board

IT WAS RESOLVED, as a Special Resolution, THAT:

(i)	Article 81 of the Articles of Association of the Company be and is hereby amended by the addition of the words “Subject to Article 118(a)” before the words “Each Director;” and

(ii)	Article 82 of the Articles of Association of the Company be and is hereby deleted in its entirety; and

(iii)	Article 117 of the Articles of Association of the Company be and is hereby substituted in its entirety with the following:

“The Directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. At the 2005 annual meeting of shareholders, all Directors shall stand for election. Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 2006, successors to the class of Directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent Director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred share issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the applicable terms of these Articles and any certificate of designation creating such class or series of preferred share, and such Directors so elected shall not be divided into classes

		Special Resolutions		For	Against
pursuant to this Article 117 or considered part of such classes unless expressly provided by such terms.”

and

(iv)	Article 118(a) of the Articles of Association of the Company be and is hereby substituted in its entirety with the following:

“The Members may by Special Resolution at any time remove any Director for negligence or other reasonable cause before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director, and may by ordinary resolution elect another person in his stead. Any person so elected shall hold office during such term only as the Director in whose place he is elected would have held the same if he had not been removed. Subject to Article 117, the Directors shall have power at any time and from time to time to appoint any person to be a Director, either as an addition to the existing Directors or to fill a vacancy resulting from death, resignation, retirement, disqualification, removal from office or any other reason, but so that the total amount of Directors (exclusive of alternate directors) shall not at any time exceed the number fixed in accordance with these Articles.”

Proposal No. 3. To End Directors’ Terms Due to Conflict of Interest

IT WAS RESOLVED, as a Special Resolution, THAT:

Article 116 of the Articles of Association of the Company be and is hereby amended by adding the word “or” at the end of clause (d) and adding new clause (e) as follows:

		“(e)	if (i) he becomes an agent, employee, officer, manager or controlling person, or the owner (either of record or beneficially) of twenty percent (20%) or more of any outstanding class of shares, of any corporation (other than one controlled by the Company) or any business that the Directors, at a meeting duly convened, determine by at least a majority of the vote to be competitive or adverse to that of the Company or any of its subsidiaries, and (ii) the Directors, at a meeting duly convened, deem such Director to have a conflict of interest. In determining whether or not a person is a controlling person or beneficial owner, the Directors may take into account such factors as business and family relationships.

Proposal No. 4. To Authorize Share Repurchases

Special Resolutions	For	Against
IT WAS RESOLVED, as a Special Resolution, THAT:

Article 19(b) of the Articles of the Company be and is hereby substituted in its entirety with the following: “Subject to the Companies Law and the Memorandum, the Directors may from time to time cause the Company to repurchase its own shares (including fractions of a share) and may make payment therefore in any manner authorized by the Companies Law, including out of capital. Such repurchases shall be made in such amount, in such manner and at such price as the Directors deem to be in the best interests of the Company and the Members. The Company shall have no obligation to repurchase such shares on a pro rata basis.”

Ordinary Resolutions		For	Against
Proposal No. 5. To Re-elect Directors (on the condition that Proposal No. 2 has been approved)

IT WAS RESOLVED, as an Ordinary Resolution, THAT:

(a)	Hanhui Sun be and hereby is re-elected as a director for a one-year term.

(b)	Yunfan Zhou be and hereby is re-elected as a director for a two-year term.

(c)	Yongqiang Qian be and hereby is re-elected as a director for a two-year term.

(d)	Nick Yang be and hereby is re-elected as a director for a three-year term.

(e)	Charlie Y. Shi be and hereby is re-elected as a director for a three-year term.

Proposal No. 6. To Increase the Number of Shares that May be Issued Under the Equity Option Plan

IT WAS RESOLVED, as an Ordinary Resolution, THAT:

The KongZhong Corporation 2002 Equity Incentive Plan (the “Plan”) be and is hereby amended to increase the number of shares that may be issued pursuant to the Plan from the current total of 105,000,000 shares to a new total of 137,000,000 shares.

Ordinary Resolutions	For	Against
Proposal No. 7. To Reappoint Our Independent Auditors

IT WAS RESOLVED, as an Ordinary Resolution, THAT:

Deloitte Touche Tohmatsu be and hereby is reappointed as the Company’s independent auditor for the fiscal year 2005, to hold office until the next Annual General Meeting.
Dated                                             Signature(s)Note 4

Note 1	Full name(s) and address(es) to be inserted in BLOCK CAPITALS. In the case of joint holders of a share, any one of such persons may vote at the Annual General Meeting, either personally or by proxy, in respect of such share as if he or she was solely entitled thereto, but if more than one such joint holders is present at the Annual General Meeting, personally or by proxy, that one of the said persons so present whose name stands first on the register of Members of the Company in respect of such shares shall alone be entitled to vote in respect thereof.

Note 2	Please insert the number of share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the shares in the capital of the Company registered in your name(s).

Note 3	If any proxy other than the Chairman is preferred, strike out THE CHAIRMAN OF THE MEETING and insert the name and address of the proxy desired in the space provided. ANY ALTERNATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT. The proxy need not be a Member of the Company but must attend the Annual General Meeting in person to represent you.

Note 4	This form of proxy must be signed by your or your attorney duly authorized in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer, attorney or other person duly authorized the sign the same.
To be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company offices at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China 100044 no later than August 30, 2005, 10 a.m. Beijing time. Completion and delivery of this form will not preclude you from attending and voting at the Annual General Meeting in person if you so wish, but the authority of your proxy will become invalid forthwith.

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